Exhibit 4.6

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED U.S. SECURITY AGREEMENT

FIRST AMENDMENT TO SECOND AND AMENDED AND RESTATED U.S. SECURITY AGREEMENT (this “Agreement”) dated as of June 15, 2010, among CROWN HOLDINGS, INC., a Pennsylvania corporation (“Crown Holdings”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN AMERICA LLC, a Pennsylvania limited liability company (“Crown Usco”), CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”) each U.S. Subsidiary of Crown Holdings signatory hereto (the “Subsidiary Guarantors”, and together with Crown Holdings, CCSC, Crown Usco and Crown International, the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, and together with any successors in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to the Second Amended and Restated U.S. Security Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”) between certain Grantors and Collateral Agent.

Reference also is made to the Credit Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Crown Usco, CROWN EUROPEAN HOLDINGS SA, a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, each of the subsidiary borrowers referred to therein, Crown Holdings, CCSC and Crown International as Parent Guarantors, the financial institutions from time to time party thereto (the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent, for the Original Dollar Revolving Lenders, the Extended Dollar Revolving Lenders, the Term B Dollar Lenders and the New Domestic Lenders from time to time party to the Credit Agreement and any other Term Lenders that advance Term Loans to Crown Usco or any U.S. Subsidiary, DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent for the Term B Euro Lenders, the Original Euro Revolving Lenders, the Multicurrency Revolving Lenders and the New Non-Domestic Lenders from time to time party to the Credit Agreement and any other Term Lenders that from time to time advance Term Loans to any Non-U.S. Subsidiary of Crown Holdings and THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Canadian Revolving Lenders from time to time party to the Credit Agreement.

Pursuant to the terms of the Fourth Amendment to Credit Agreement dated as of June 15, 2010 (the “Fourth Amendment”), certain of the Revolving Lenders and the Canadian Revolving Lenders have agreed to extend the Revolver Termination Date and the Canadian Revolver Termination Date of each of their Revolving Commitments or Canadian Revolving Commitments, as applicable, and to convert such extended Revolving Commitments from Original Euro Revolving Commitments and/or Original Dollar Revolving Commitments into Multicurrency Revolving Commitments and/or Extended Dollar Revolving Commitments, as more specifically described in the Fourth Amendment.

In connection with the transactions contemplated by the Fourth Amendment, the Lenders have requested that the Grantors execute and deliver this Agreement, and the Grantors have agreed to do so pursuant to the terms hereof.

Terms used in these Recitals without definition shall have the meanings assigned to such terms in the Credit Agreement (as amended by the Fourth Amendment).

This Agreement constitutes a Loan Document and these recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used herein (other than those terms used in the Recitals hereto) but not otherwise defined herein shall have the meanings given thereto in the Security Agreement.

SECTION 2. Amendments.

a)	The tenth Recital of the Security Agreement is hereby amended by deleting the reference to “U.S. Borrower” after the phrase “to or for the account of the” therein, and replacing such reference with the reference, “Borrowers”.

b)	Section 1.01 of the Security Agreement is hereby amended by adding the following new defined terms, each to be placed in correct alphabetic order therein:

“Crown Cork Foreign Joint Ventures” shall mean: (i) Crown Arabia Can Company Ltd, a Saudi Arabia limited liability company; (ii) Crown Columbiana, S.A., a sociedad anoníma organized under the laws of Colombia; (iii) Crown Middle East Can Co. Limited, a Jordanian limited liability company; (iv) Crown Emirates Company Limited, a British Virgin Islands international business corporation; and (v) PET Holding S.A., a sociedad anônima organized under the laws of Brazil.

“Foreign Joint Ventures” shall mean (i) Dominguez & Cia Caracas, S.A., a sociedad anoníma organized under the laws of Venezula; (ii) Dominguez Continental, S.A., a sociedad anoníma organized under the laws of Venezula; (iii) Fabrica Boliviana de Envases S.A., a sociedad anoníma organized under the laws of Bolivia; and (iv) Prondenvases Crown, a sociedad anónima formed under the laws of Colombia.

c)	Section 2.01 of the Security Agreement is hereby amended by adding a new subsection 2.01(c) therein to read as follows:

“(c) Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to the Capital Stock of the Foreign Joint Ventures or the Capital Stock held by any Grantor in a joint venture that is not a Subsidiary, so long as (i) not more than 50% of the aggregate Capital Stock of such joint venture is held by the Grantors in the aggregate, (ii) such Capital Stock is not subject to a Lien in favor of any other Person and (iii) a pledge of such Capital Stock would constitute a violation of the underlying joint venture arrangements; provided that each Grantor shall use commercially reasonable efforts to provide that any joint venture arrangements entered into after the Fourth Amendment Effective Date permit the pledge of such Capital Stock hereunder.”

d)	Section 3.03 of the Security Agreement is hereby amended by amending and restating the last sentence thereto in its entirety to read as follows:

“The Security Interest is and shall be prior to any other Lien on any of the Collateral other than Prior Liens and Permitted Liens (as defined in the Credit Agreement) and Permitted Liens of the type described in clauses (4), (5), (6), (7)(a), (8), (9), (10), (11), (12), (18) and (21) of the definition thereof in each of the Indentures.”

e)	Section 3.05(c) of the Security Agreement is hereby amended by amending and restating subclause (i)(2) in its entirety to read as follows:

“(i)(2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Stock (as defined in the Pledge Agreements) under the Pledge Agreements and Capital Stock of the Foreign Joint Ventures and the Crown Cork Joint Ventures and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 17 of the Perfection Certificate.”

f)	Section 4.01 of the Security Agreement is hereby amended by amending and restating the second sentence thereto in its entirety to read as follows:

“Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for the benefit of the Secured Parties, subject to no Liens other than Prior Liens and Permitted Liens (as defined in the Credit Agreement) and Permitted Liens of the type described clauses (4), (5), (6), (7)(a), (8), (9), (10), (11), (12), (18) and (21) of the definition thereof in each of the Indentures.”

SECTION 3. Covenants, Representations and Warranties.

(a)	Each Grantor hereby reaffirms all covenants, representations and warranties made by it in the Security Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Agreement (except to the extent such covenants, representations and warranties expressly relate to a prior date).

(b)	Each Grantor hereby represents and warrants (i) that this Agreement constitutes the legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity at law) and (ii) upon the effectiveness of this Agreement, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

SECTION 4. Reaffirmation of Grantors. Each Grantor affirms and acknowledges that, except as specifically amended above, the Security Agreement shall remain in full force and in effect and is hereby ratified and confirmed by such Grantor.

SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Communications. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

SECTION 7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 8. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CROWN HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

Signature Page to First Amendment to Second Amended and Restated U.S. Security Agreement

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.

CROWN BEVERAGE PACKAGING, INC.

CROWN CONSULTANTS, INC. CROWN CORK & SEAL COMPANY (DE), LLC

CROWN CORK & SEAL USA, INC.

CROWN PACKAGING TECHNOLOGY, INC.

CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

CROWN FINANCIAL CORPORATION

CROWN FINANCIAL MANAGEMENT, INC.

FOREIGN MANUFACTURERS FINANCE CORPORATION NWR, INC.

CR USA, INC.

CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Authorized Officer

DEUTSCHE BANK AG NEW YORK BRANCH
as Collateral Agent, as directed by the Bank Agents below

	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

Agreed and accepted:

DEUTSCHE BANK AG NEW YORK BRANCH
as Administrative Agent and U.K. Administrative Agent (in such capacity, the “Bank Agents” (as defined in the U.S. Intercreditor Agreement))

	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President